EXHIBIT 99.6

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial statements are presented to illustrate the effects of the offering of 7.2 million shares of our common stock (the “Offering”) and the Xcel acquisition on the historical financial position and operating results of Valeant and Xcel as of September 30, 2004 and for the year ended December 31, 2003 and nine months ended September 30, 2004. The pro forma statements are based on the historical financial statements of Valeant and Xcel after giving effect to the Offering and the acquisition as a purchase of Xcel by Valeant using the purchase method of accounting and assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The presentation of certain amounts in the Xcel historical financial statements have been classified to conform to the presentation in Valeant’s historical financial statements.

      The pro forma balance sheet assumes the acquisition of Xcel as of September 30, 2004. The pro forma statements of operations assume the acquisition of Xcel as of January 1, 2003. The pro forma adjustments and allocation of purchase price are preliminary and are based in part on estimates of the fair value of the assets acquired and liabilities assumed. A formal valuation analysis by an outside appraisal firm will be utilized in determining the final purchase price allocation. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma financial statements. In addition, the impact on ongoing integration activities, the time of the completion of the acquisition and other changes to Xcel’s net tangible and intangible assets prior to completion of the acquisition could cause material differences in the information presented.

      The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, included in Valeant’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the historical financial statements of Xcel and the related notes thereto included in this Current Report on Form 8-K. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of future results that may occur.

VALEANT PHARMACEUTICALS INTERNATIONAL

UNAUDITED PRO FORMA BALANCE SHEET

As of September 30, 2004
(In thousands)

			Pro Forma
	Valeant	Xcel	Adjustments		Pro Forma

Current Assets:
Cash and cash equivalents	$373,062	$8,713	$(285,300	)(2)	$267,475
			171,000	(3)
Marketable securities	98,848	—	—		98,848
Accounts receivable, net	145,327	8,265	—		153,592
Income taxes receivable	—	863	—		863
Inventories, net	102,075	4,330	—		106,405
Prepaid inventories	—	964	—		964
Prepaid expenses and other current assets	13,989	1,767	(500	)(1)	15,256
Deferred tax assets, net	—	3,477	3,477	(1)	—

Total current assets	733,301	28,379	(118,277)		643,403
Property, plant and equipment, net	217,583	2,194	—		219,777
Deferred tax assets, net	106,069	—	5,277	(1)	111,346
Intangible assets, net	463,507	153,595	(1,710	)(1)	615,392
Other assets	44,592	2,771	(2,771	)(1)	44,592

Total non-current assets	831,751	158,560	796		991,107
Assets of discontinued operations	30,239	—	—		30,239

	$1,595,291	$186,939	$(117,481)		$1,664,749

Current Liabilities:
Trade payables	$36,305	$3,274	—		$39,579
Accrued liabilities	109,961	15,771	(500	)(1)	125,232
Notes payable and current portion of long-term debt	774	8,000	(8,000	)(1)	774
Income taxes payable	17,359	—	—		17,359

Total current liabilities	164,399	27,045	(8,500)		182,944
Long-term debt, less current portion	792,692	38,000	(38,000	)(1)	792,692
Deferred income taxes and other liabilities	74,708	6,727	(6,814	)(1)	74,621

Total non-current liabilities	867,400	44,727	(44,814)		867,313
Liabilities of discontinued operations	35,979	—	—		35,979

Stockholders’ Equity:
Preferred stock	—	3	(3	)(4)	—
Common stock	841	1	(1	)(4)	913
			72	(3)
Additional capital	987,672	111,631	(111,631	)(4)	1,158,600
			170,928	(3)
Retained earnings (accumulated deficit)	(428,664)	3,532	(3,532	)(4)	(548,664)
			(120,000	)(1)
Accumulated other comprehensive loss	(32,336)	—	—		(32,336)

Total stockholders equity	527,513	115,167	(64,167)		578,513

	$1,595,291	$186,939	$(117,481)		$1,664,749

See Notes to Unaudited Pro Forma Financial Statements.

VALEANT PHARMACEUTICALS INTERNATIONAL

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2004
($ in thousands, except per share data)

	Valeant	Xcel	Pro Forma Adjustments		Pro Forma

Revenues:
Product sales	$431,058	$45,928	$—		$476,986
Royalties	63,444	—	—		63,444

Total revenues	494,502	45,928	—		540,430

Costs and expenses:
Cost of goods sold (excluding amortization)	141,914	7,973	—		149,887
Selling expenses	146,363	17,600	—		163,963
General and administrative expenses	73,686	3,758	—		77,444
Research and development costs	64,429	4,403	—		68,832
Product acquisition charge	—	7,377	—		7,377
Acquired in-process research and development	11,770	—			11,770
Restructuring charges	20,116	—	—		20,116
Costs of abandoned initial public offering	—	723	—		723
Amortization expense	41,514	9,092	741	(1)	51,347

Total costs and expenses	499,792	50,926	741		551,459

Loss from operations	(5,290)	(4,998)	(741)		(11,029)
Other income (loss), net, including translation and exchange	(2,193)	—	—		(2,193)
Loss on early extinguishment of debt	(19,892)	—	—		(19,892)
Interest income	8,539	59	(1,372	)(6)	7,226
Interest expense	(39,360)	(5,562)	5,562	(5)	(39,360)

Loss from continuing operations before income taxes and minority interest	(58,196)	(10,501)	3,449		(65,248)
Provision (benefit) for income taxes	(11,831)	(3,891)	1,276	(7)	(14,446)
Minority interest, net	8	—	—		8

Loss from continuing operations	$(46,373)	$(6,610)	$2,173		$(50,870)

Basic and diluted loss per share from continuing operations	$(0.55)				$(0.56)

Basic and diluted shares used in per share computation	83,795		7,200	(3)	90,995

See Notes to Unaudited Pro Forma Financial Statements.

VALEANT PHARMACEUTICALS INTERNATIONAL

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the year ended December 31, 2003
($ in thousands, except per share data)

			Pro Forma
	Valeant	Xcel	Adjustments		Pro Forma

Revenues:
Product sales	$518,471	$75,924	$—		$594,395
Royalties	167,482	—	—		167,482

Total revenues	685,953	75,924	—		761,877

Costs and expenses:
Cost of goods sold (excluding amortization)	184,669	12,042	—		196,711
Selling expenses	166,707	21,644	—		188,351
General and administrative expenses	111,532	4,912	—		116,444
Research and development costs	45,286	2,267	—		47,553
Product acquisition charge	—	1,804	—		1,804
Product impairment charge	—	9,300	—		9,300
Acquired in-process research and development	117,609	—			117,609
Amortization expense	38,577	10,601	2,509	(1)	51,687

Total costs and expenses	664,380	62,570	2,509		729,459

Income (loss) from operations	21,573	13,354	(2,509)		32,418
Other income (loss), net, including translation and exchange	4,727	93	—		4,820
Gain (loss) on early extinguishment of debt	(12,803)	37,437	—		24,634
Interest income	8,888	163	(1,829	)(6)	7,222
Interest expense	(36,145)	(7,650)	7,650	(5)	(36,145)

Income (loss) from continuing operations before income taxes and minority interest	(13,760)	43,397	3,312		32,949
Provision for income taxes	39,463	16,910	1,225	(7)	57,598
Minority interest, net	11,763	—	—		11,763

Income (loss) from continuing operations	$(64,986)	$26,487	$2,087		$(36,412)

Basic and diluted loss per share from continuing operations	$(0.78)				$(0.40)

Basic and diluted shares used in per share computation	83,602		7,200	(3)	90,802

See Notes to Unaudited Pro Forma Financial Statements.

VALEANT PHARMACEUTICALS INTERNATIONAL

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(1)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Xcel’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the acquisition. The preliminary estimated consideration is allocated as follows (in thousands):

Calculation of consideration:
Consideration paid for the Xcel acquisition	$280,000
Estimated acquisition expenses	5,300

Total consideration	$285,300

Consideration allocated to acquired net assets based on estimated fair value:
Xcel net book value of assets acquired — tangible assets	$8,138	(a)
In-process research and development	120,000	(b)
Product rights	131,100	(c)
Goodwill	20,785	(c)
Deferred income taxes	5,277	(d)

	$285,300

(a)	The consideration includes the retirement of Xcel’s debt and accrued interest is to be paid in full. The pro forma adjustments eliminate the current portion of long-term debt of $8,000,000, long-term debt of $38,000,000, deferred debt offering costs of $1,674,000, prepaid debt fees of $500,000 and accrued interest of $500,000.

The pro forma adjustments include a reduction of other assets of $1,097,000, to adjust to estimated fair value.

(b)	We will allocate part of the purchase price to the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the unaudited pro forma statements of operations. However, this item will be recorded as an expense immediately following consummation of the merger.

(c)	We will record total intangible assets and goodwill of $151,885,000 and eliminate Xcel’s intangibles of $153,595,000 for a net pro forma decrease of $1,710,000.

The pro forma adjustments below reflect incremental amortization resulting from the fair value assigned to product rights in the acquisition with an estimated 10 year useful life. The adjustment also eliminates Xcel’s historical amortization (in thousands):

		Xcel
	Pro Forma	Historical	Pro Forma
	Amortization	Amortization	Adjustment

9 months ended September 30, 2004	$9,833	$9,092	$741
Fiscal year 2003	13,110	10,601	2,509

(d)	We expect to record a net deferred tax asset of $5,277,000 in the purchase accounting related to book tax differences. The pro forma adjustments reflect the elimination of Xcel’s current deferred tax asset of $3,477,000, and elimination of Xcel’s deferred tax liability of $6,814,000.

(2)	Represents $285,300,000 of cash that will be used to fund the acquisition of Xcel and related acquisition expenses.

(3)	Reflects the issuance of 7,200,000 shares of Valeant common stock in this offering at an assumed offering price of $25 per share, less estimated offering costs of $9,000,000, for net proceeds of $171,000,000.

(4)	Reflects the elimination of Xcel’s historical equity accounts pursuant to the application of purchase accounting.

(5)	Reflects the elimination of interest expense on Xcel’s borrowings under their senior term loan.

(6)	Reflects the net change in interest income to give effect to: (a) the elimination of interest income on $285,300,000 cash consideration for the Xcel acquisition ($3,424,000 and $4,565,000 for the nine

VALEANT PHARMACEUTICALS INTERNATIONAL

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — (Continued)

months ended September 30, 2004 and fiscal year 2003, respectively) and (b) interest income on the issuance of 7,200,000 shares of Valeant common stock for net proceeds of $171,000,000 ($2,052,000 and $2,736,000 for the nine months ended September 30, 2004 and fiscal year 2003, respectively). Interest income is calculated using an interest rate of 1.6%.

(7)	Tax effects of the pro forma adjustments, excluding the expense for in-process research and development, have been calculated based on the applicable statutory rate of 37%.